Exhibit 99.1

MACOM Announces Successful Divestiture of AppliedMicro’s Compute Business

Divestment to an affiliate of The Carlyle Group in exchange for a minority equity stake in newly-capitalized venture allows MACOM to participate in NewCo’s potential long-term value creation

LOWELL, Mass., October 27, 2017 – MACOM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (MACOM), a leading supplier of high-performance analog RF, microwave, millimeterwave and lightwave semiconductors, today announced that it has entered into an agreement to sell the Compute business it acquired in its AppliedMicro acquisition earlier this year to Project Denver Holdings LLC (NewCo), a new company backed by The Carlyle Group. Under the terms of the sale, MACOM will be issued a minority equity ownership interest in NewCo.

“After a thorough review process, we are very excited about the sale of the Compute business and the opportunity it provides for both the employees of that business and our shareholders,” said John Croteau, MACOM’s President and Chief Executive Officer. “The Carlyle Group is one of the world’s largest and most successful global investment firms, with over $170 billion in assets under management. I believe NewCo’s exceptional leadership team and Carlyle’s backing combines the necessary elements to make the business a long-term success, and through a minority equity ownership MACOM is positioned to participate in the company’s long-term value creation.”

Patrick McCarter, Co-head of Carlyle’s global Technology, Media & Telecom team, said, “We are excited to partner with MACOM on this investment and look forward to working with the team to create value.”

Equity for Carlyle’s investment came from Carlyle Partners VI, a $13 billion U.S. buyout fund. The divestment transaction became effective concurrently with the signing of the definitive agreement, with the exception of the transfer of certain assets and entities in jurisdictions outside of the United States, which will be transferred upon receipt of applicable foreign approvals.

Evercore acted as exclusive financial advisor and Ropes & Gray LLP served as legal counsel to MACOM. Carlyle was advised by Alston & Bird LLP.

About MACOM

MACOM enables a better-connected and safer world by delivering breakthrough semiconductor technologies for optical, wireless and satellite networks that satisfy society’s insatiable demand for information.

Today, MACOM powers the infrastructure that millions of lives and livelihoods depend on every minute to communicate, transact business, travel, stay informed and be entertained. Our technology increases the speed and coverage of the mobile Internet and enables fiber optic networks to carry previously unimaginable volumes of traffic to businesses, homes and datacenters.

Keeping us all safe, MACOM technology enables next-generation radars for air traffic control and weather forecasting, as well as mission success on the modern networked battlefield.

MACOM is the partner of choice to the world’s leading communications infrastructure, aerospace and defense companies, helping solve their most complex challenges in areas including network capacity, signal coverage, energy efficiency and field reliability, through its best-in-class team and broad portfolio of analog RF, microwave, millimeterwave, photonic and mixed-signal PHY semiconductor products.

MACOM is a pillar of the semiconductor industry, thriving for more than 60 years of daring to change the world for the better, through bold technological strokes that deliver true competitive advantage to customers and superior value to investors.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners. For more information about MACOM, please visit www.macom.com follow @MACOMtweets on Twitter, join MACOM on LinkedIn, or visit the MACOM YouTube Channel.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, statements concerning the divestment, including those regarding any impact on MACOM and its results of operations or shareholders, the future value creation, prospects or results of the divested business, or the merits of or future outcomes associated with MACOM’s minority investment in the divested business. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements, including the final impact or outcome of the divestment or any future return on investment in MACOM’s minority stake in the divested business. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, costs associated with the divestment, delays in or inability to complete anticipated divestiture, transition and restructuring activities, disruption or disputes with NewCo, Carlyle, employees, customers, suppliers, licensors or others arising from the divestiture or related activity, failure to achieve expected synergies and other anticipated benefits of the transaction, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K as filed with the SEC on November 17, 2016 and its Quarterly Reports on Form 10-Q filed with the SEC on February 1, 2017, April 26, 2017 and August 2, 2017. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contacts:

MACOM Technology Solutions Holdings, Inc.

Stephen Ferranti, Vice President of IR

P: 978-656-2977

E: stephen.ferranti@macom.com

Investor Relations Contacts:

Leanne K. Sievers

EVP, Investor Relations, or

P: 949-224-3874

E: lsievers@sheltongroup.com

or

Brett L. Perry, 214-272-0070

Vice President, Investor Relations

P: 214-272-0070

E: sheltonir@sheltongroup.com